                                                                    Exhibit 10.6


                SCHEDULE OF OFFICERS PARTY TO CORIXA CORPORATION
                         EXECUTIVE EMPLOYMENT AGREEMENT


Steven Gillis, Ph.D.
Chairman, Chief Executive Officer

Steven Reed, Ph.D.
Executive Vice President, Chief Scientific Officer

Kenneth Grabstein, Ph.D.
Executive Vice President, Director of Immunology

Michelle Burris
Senior Vice President and Chief Financial Officer

Cindy Jacobs, M.D., Ph.D.
Senior Vice President, Clinical Research

Charles E. Richardson, Ph.D.
Senior Vice President, Montana Site Manager

Kathleen McKereghan
Senior Vice President, General Counsel and Secretary

Martin A. Cheever, M.D.
Vice President, Medical Affairs

Gary Christianson
Vice President, Technical Operations